                               TRIMAS CORPORATION

TriMas Company LLC
         Arrow Engine Company
         Cequent Consumer Products, Inc
         Cequent Towing Products, Inc.
                  TriMas Corporation Pty. Ltd.
                           Roof Rack Industries Pty Ltd.
                                    TriMas Industries Pty. Ltd.
                                    Rola Roof Rack Pty. Ltd.
                  Cequent Towing Products of Canada Ltd
         Cequent Trailer Products, Inc
         Commonwealth Disposition LLC
         Compac Corporation
                  Netcong Investments, Inc.
         Cuyam Corporation
         Di-Rite Company
         Entegra Fastener Corporation
         HammerBlow Acquisition Corp
                  Cequent Electrical Products, Inc.
                  The HammerBlow Corporation
                           Cequent Trailer Products, S.A. de C.V.
                           HammerBlow LLC
                           Hidden Hitch Acquisition Company
                           Hidden Hitch of Canada, Inc.
         Heinrich Stolz GmbH
         Hitch'N Post, Inc.
         K.S. Disposition, Inc.
         Keo Cutters, Inc.
         Lake Erie Screw Corporation
                  Fittings Products Co, LLC.
         Lamons Gasket Company.
                  Canadian Gasket & Supply Inc.
                  James Walker Lamons JV Limited
         MetaldyneLux S.a.r.l (0.10%)
         Monogram Aerospace Fasteners, Inc.
         NI Foreign Military Sales Corp.
         NI Industries, Inc.
         Norris Cylinder Company
         Reska Spline Products, Inc.
         Richards Micro-Tool, Inc.
         Rieke Italia S. R.L.
         Rieke Corporation
                  Rieke Canada Limited
                  Rieke Packaging Sysyems (Hangzhou) Co. Ltd.
                  Rieke de Mexico, S.A. de C.V. (0.3%)
                  Rieke of Mexico, Inc.
                           Rieke de Mexico, S.A. de C.V. (99.7%)
                  Rieke Leasing Co., Incorporated
                  Rieke Packaging Systems Australia Pty. Ltd.
                  Rieke Packaging Systems Brasil Ltda.
         TriMas Corporation Limited
                  Englass Group Limited
                  Rieke Packaging Systems Limited
                           Top Emballage S.A.
                           Rieke Packaging Systems Iberica, S.L.
         TriMas Fasteners, Inc.
         TriMas Services Corp.
         TSPC, Inc.

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned.
Certain companies may also use trade names or other assumed names in the conduct of their business.